Exhibit 99.1

News Release
Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Viper Energy Partners LP, a Subsidiary of Diamondback Energy, Inc., Reports Third Quarter 2014 Cash Distributions and Financial and Operating Results

MIDLAND, Texas, Nov. 4, 2014 -- Viper Energy Partners LP (Nasdaq:VNOM) (“Viper”), a subsidiary of Diamondback Energy, Inc. (Nasdaq:FANG) (“Diamondback”), today announced financial and operating results for the third quarter ended September 30, 2014.

HIGHLIGHTS

● Cash distribution of $0.25 per unit for the period from June 23, 2014 to September 30, 2014.

● Net income was $11.8 million and Adjusted EBITDA (as defined below) was $21.4 million, in each case for the period from June 23, 2014 through September 30, 2014.

● Viper has no debt and an undrawn revolving credit facility of $110 million following its September 2014 offering.

● As previously reported, third quarter 2014 production increased 39% to 3,366 boe/d from Q2 2014 production of 2,428 boe/d.

CASH DISTRIBUTIONS

Viper today announced that the Board of Directors of its general partner has approved a cash distribution attributable to the period from June 23, 2014 through September 30, 2014 of $0.25 per unit, payable on November 28, 2014, to unitholders of record at the close of business on November 21, 2014.

PRODUCTION UPDATE

As previously reported in Viper's interim operational update, production attributable to Viper's mineral interests was 309.7 Mboe, or 3,366 boe/d for the third quarter of 2014, as compared to 221.0 Mboe, or 2,428 boe/d for the second quarter of 2014. The production mix was comprised of 75% oil, 14% natural gas liquids and 11% natural gas in the third quarter of 2014.

“I am pleased to report our first cash distribution of $0.25 per unit as a publicly traded limited partnership driven by 3Q 2014 production of 3,366 boe/d attributable to Viper's mineral interests, which represents a 39% increase in production over 2Q 2014 volumes. Viper's high quality mineral interest asset base does not require Viper to make any capital expenditures or pay lease operating expenses, which results in more cash available for distribution,” stated Travis Stice, Chief Executive Officer of Viper.

Conference Call

Diamondback Energy, Inc. and Viper Energy Partners LP will host a joint conference call and webcast for investors and analysts to discuss their respective results for the quarter ended September 30, 2014 on Wednesday, November 5, 2014 at 10:00 a.m. CT. Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and utilize the confirmation code 25426681. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call (855) 859-2056 (United States/ Canada) or (404) 537-3406 (International) and enter confirmation code 25426681. The recording will be available from 1:00 p.m. CT on Wednesday, November 5, 2014 through Monday, November 10, 2014 at 10:59 p.m. CT. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site. The webcast will be archived on the site.

About Viper Energy Partners LP

Viper Energy Partners LP (Nasdaq:VNOM) is a limited partnership formed by Diamondback Energy, Inc. (Nasdaq:FANG) to, among other things, own, acquire and exploit oil and natural gas properties in North America, with an initial focus on the Permian Basin.

About Diamondback Energy, Inc.

Diamondback Energy, Inc. (Nasdaq:FANG) is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback's activities are primarily focused on the horizontal exploitation of multiple intervals within the Wolfcamp, Spraberry, Clearfork and Cline formations.

Forward-Looking Statements

This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Viper's and Diamondback's SEC filings, including their respective Forms 10-K, 10-Q and 8-K. Each o Viper and Diamondback undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forwar-d looking statements, which speak only as of the date of this press release.

Viper Energy Partners LP
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2014	2014
Statements of Operations Data:	(In thousands, except per unit amounts)
Operating Results:
Royalty income	$22,767	$55,869
Costs and Expenses:
Production and ad valorem taxes	1,478	3,791
Depletion	7,971	19,602
General and administrative expenses	1,250	1,535
General and administrative expenses - related party	893	1,049
Total costs and expenses	11,592	25,977

Income from operations	11,175	29,892

Other income (expense)
Interest expense, net of capitalized interest	(317)	(317)
Interest expense, related party, net of capitalized interest	—	(10,755)
Other income	11	11
Total other income (expense), net	(306)	(11,061)
Net income	$10,869	$18,831
Allocation of net income:
Net income attributable to the period through June 22, 2014		$7,021
Net income attributable to the period June 23, 2014 through September 30, 2014		11,810
		$18,831

Net income attributable to limited partners per unit:
Basic	$0.14	$0.15
Diluted	$0.14	$0.15

Weighted average number of limited partner units outstanding:
Basic	76,618	76,589
Diluted	77,235	76,659

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2014	2014

	(unaudited)
Production Data:
Oil (Bbls)	233,971	553,675
Natural gas (Mcf)	199,877	438,909
Natural gas liquids (Bbls)	42,410	99,213
Combined volumes (BOE)	309,694	726,040
Daily combined volumes (BOE/d)	3,366	2,659
% Oil	75%	76%

Average sales prices:
Oil, realized ($/Bbl)	$88.69	$92.06
Natural gas realized ($/Mcf)	4.07	4.34
Natural gas liquids ($/Bbl)	28.37	30.17
Average price realized ($/Boe)	73.51	76.95

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines Adjusted EBITDA as net income plus interest expense, net of capitalized interest, unit-based compensation expense and depletion. Adjusted EBITDA is not a measure of net income (loss) as determined by United States' generally accepted accounting principles, or GAAP. Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate Viper's operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of Viper's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Viper defines cash available for distribution generally as an amount equal to its Adjusted EBITDA for the applicable quarter less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the board of directors of Viper's general partner may deem appropriate. Viper's computations of Adjusted EBITDA and cash available for distribution may not be comparable to other similarly titled measures of other companies or to such measure in its credit facility or any of its other contracts.

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA and cash available for distribution to the GAAP financial measure of net income.

Period From June 23, 2014
through
September 30, 2014
(unaudited, in thousands, except per unit amounts)

Net income	$11,810
Interest expense, net of capitalized interest	317
Unit-based compensation expense	1,011
Depletion	8,251

Adjusted EBITDA	$21,389

Adjustments to reconcile Adjusted EBITDA to cash available for distribution:
Debt service fees and interest paid	$(1,542)
Cash available for distribution	$19,847

Limited Partner units outstanding	79,700

Cash available for distribution per limited partner unit	$0.25